Exhibit 99.1

MEDIA CONTACTS: Sherrie Gutierrez Lattice Semiconductor 408-826-6752 sherrie.gutierrez@latticesemi.com	INVESTOR CONTACT: David Pasquale Global IR Partners 914-337-8801 lscc@globalirpartners.com

Alex Finnegan Brunswick Group 202-393-7337 afinnegan@brunswickgroup.com

UPDATE: Merger Agreement Approved by Shareholders of Lattice Semiconductor

PORTLAND, OR – February 28, 2017 – Lattice Semiconductor Corporation (NASDAQ: LSCC) (“Lattice” or the “Company”), the leading provider of customizable smart connectivity solutions, today announced that its shareholders have approved the adoption of the agreement and plan of merger (the “Merger Agreement”), dated November 3, 2016, by and between Lattice, Canyon Bridge Acquisition Company, Inc. (“Canyon Bridge”) and Canyon Bridge Merger Sub, Inc. (“Merger Sub”), and the merger of Merger sub with and into Lattice (the “Merger”) upon the satisfaction or waiver of the remaining conditions to the closing of the Merger.    It was announced at today’s special meeting of Lattice shareholders that 77.83% of Lattice’s outstanding shares were voted in favor of adoption of the Merger Agreement (0.18% of Lattice’s outstanding shares were voted against the Merger Agreement, 0.09% abstained, and 21.90% did not vote).

The Merger Agreement and the Merger were previously unanimously adopted and approved by the Company’s board of directors. On January 4, 2017, the Federal Trade Commission granted early termination of the waiting period for the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger has also received approval from Austria’s Federal Competition Authority and China’s National Development and Reform Commission. In addition, Institutional Shareholder Services Inc. and Glass Lewis, two leading independent proxy voting and corporate governance advisory firms, had recommended Lattice Semiconductor’s shareholders vote “For” the adoption of the Merger Agreement.

Darin G. Billerbeck, President and Chief Executive Officer, said, “Today’s shareholder vote is another resounding endorsement of the tremendous shareholder value the merger will unlock and the compelling strategic benefits to our Company, customers and employees. The process of obtaining approval from the Committee on Foreign Investment in the United States (CFIUS) is well underway, and we look forward to continuing constructive discussions with the Committee in order to conclude the merger as soon as possible.”

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to the anticipated benefits of the Merger, the process of obtaining approval from the Committee on Foreign Investment in the United States (CFIUS), and the satisfaction or waiver of the other remaining conditions to the closing of the Merger. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include disruptions of our business arising from the announcement and pendency of the Merger, global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company’s dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks, the failure to achieve the anticipated benefits of the transaction and the changing leadership of the agencies comprising CFIUS and whether that will result in a change in the analytical rubric through which the transaction is evaluated. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended January 2, 2016, and Lattice’s quarterly reports filed on Form 10-Q.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor

Lattice Semiconductor (NASDAQ: LSCC) provides smart connectivity solutions powered by our low power FPGA, video ASSP, 60 GHz millimeter wave, and IP products to the consumer, communications, industrial, computing, and automotive markets worldwide. Our unwavering commitment to our customers enables them to accelerate their innovation, creating an ever better and more connected world.

For more information about Lattice please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube or RSS.

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Lattice Semiconductor Corporation, Lattice Semiconductor (& design), and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.

GENERAL NOTICE: Other product names used in this publication are for identification purposes only and may be trademarks of their respective holders.